Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-132854) pertaining to the Western Refining Long-Term Incentive Plan of Western Refining, Inc., and

(2)	Registration Statement (Form S-3 No. 333-150238) of Western Refining, Inc.
of our report dated February 29, 2008, with respect to the 2007 consolidated financial statements of Western Refining, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Western Refining, Inc. for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Dallas, Texas
March 11, 2010